UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 25, 2020
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Rayonier Advanced Materials Inc.

Item 8.01	Other Events
On March 25, 2020, Rayonier Advanced Materials Inc. (the “Company”) issued a press release announcing, in response to the COVID-19 outbreak and its impact on certain business markets, the curtailment of production at seven Canadian locations. Starting this week, the Company will cease or reduce operations at all softwood sawmills located in Ontario and Quebec as well as halt production at the Company’s newsprint plant in Kapuskasing, Ontario. These curtailments will last at least two weeks and may be extended longer depending on market conditions. Existing sales orders will continue to be fulfilled from current inventory and reduced production at the Kapuskasing sawmill.

All other Company facilities, including the four High Purity Cellulose (HPC) facilities in the U.S., Canada and France and the Pulp and Paperboard facilities in Temiscaming, Quebec, are expected to operate at normal levels.

A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled “Rayonier Advanced Materials Announces Lumber and Newsprint Downtime in Response to COVID-19 Market Demand Impact; Other Facilities to Operate Normally” issued March 25, 2020.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ COLBY SLAUGHTER
Colby Slaughter
Vice President, General Counsel and Corporate Secretary

March 25, 2020

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